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                                                                    EXHIBIT 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                Three Months Ended June 30,          Six Months Ended June 30,
                              -------------------------------     --------------------------------
                                  1999               1998             1999               1998
                              -----------      --------------     -----------      ---------------
Common stock
   outstanding                  6,397,002           6,312,199       6,397,002            6,312,199
   beginning of year
                              -----------      --------------     -----------      ---------------

Weighted average
   common stock
   outstanding from
   exercise of stock              234,069              53,888         167,143               19,831
   options, treasury
   stock purchases
   and employee
   benefit plan
                              -----------      --------------     -----------      ---------------

Weighted average
   common stock                 6,631,071           6,366,087       6,564,145            6,332,030
   outstanding
                              ===========      ==============     ===========      ===============

Stock options                     424,807             357,100         318,950              336,232
                              ===========      ==============     ===========      ===============

Weighted average
   common stock and
   common stock                 7,055,878           6,723,187       6,883,095            6,668,262
   equivalents
   outstanding
                              ===========      ==============     ===========      ===============

Net income
   attributable to            $ 1,199,413        $  1,313,778     $ 1,648,176         $  1,657,680
   common stockholders
                              ===========      ==============     ===========      ===============

Net income per
   common stock and
   common stock
   equivalents:

Basic                            $   0.18            $   0.21        $   0.25             $   0.26
                              ===========      ==============     ===========      ===============
Diluted                          $   0.17            $   0.20        $   0.24             $   0.25
                              ===========      ==============     ===========      ===============